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                                                                   Exhibit B-211

                         CERTIFICATE OF INCORPORATION

                                      OF

                         GPU ARGENTINA HOLDINGS, INC.

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     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, upon the provisions and subject to the requirements of the laws of the State of Delaware (particularly, Chapter 2, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

     FIRST:   The name of the corporation (hereinafter referred to as the
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"Corporation") is GPU ARGENTINA HOLDINGS, INC.

     SECOND:  The address, including street, number, city and county, of the
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registered office of the Corporation in the State of Delaware is: CORPORATION
TRUST CENTER, 1209 ORANGE STREET, CITY OF WILMINGTON, COUNTY OF NEW CASTLE: and the name of the registered agent of the Corporation in the State of Delaware at such address is THE CORPORATION TRUST COMPANY.

     THIRD:   The purpose of the corporation is to conduct any lawful business,
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to promote any lawful purpose and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:  The total number of shares of stock which the corporation shall
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have authority to issue is one hundred (100) shares, all of which are without par value.  All such shares are of one class and are shares of Common Stock.

     FIFTH:   The name and the mailing address of the incorporator are as
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follows:

          NAME                MAILING ADDRESS
          ----                ---------------

          James L. Howard     c/o GPU International, Inc.
                              One Upper Pond Road
                              Parsippany, NJ 07054

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     SIXTH:   The board of directors of the corporation is expressly authorized
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to adopt, amend or repeal by-laws of the corporation.

     SEVENTH: The personal liability of the directors of the corporation is
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hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     EIGHTH:  Elections of Directors need not be by written ballot except and to
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the extent provided in the By-Laws of the Corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand this 18th day of December, 1998.


                                     _______________________
____________________
                                         James L. Howard
                                         Sole Incorporator


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